Exhibit 10.15

TENTH AMENDMENT TO LEASE
This Tenth Amendment to Lease (“Tenth Amendment”) is made as of January 24, 2012 by and between Wells Fund XIII-REIT Joint Venture, a Georgia joint venture partnership (“Landlord”), and American Intercontinental University, Inc., a Georgia corporation (“AIU”).
RECITALS:
A.    Two Park Center, L.L.C. (“Original Landlord”) and Tenant entered into that certain Lease dated March 13, 2002 (the “Original Lease”) as amended by that certain (i) First Amendment to Lease dated May 3, 2002 (“First Amendment”), (ii) Second Amendment to Lease dated September 30, 2002 (“Second Amendment”), (iii) Third Amendment to Lease dated January 31, 2003 (“Third Amendment”), (iv) Fourth Amendment to Lease dated February 28, 2003 (“Fourth Amendment”), (v) Fifth Amendment to Lease dated March 30, 2004 (“Fifth Amendment”), Sixth Amendment to Lease dated September 2, 2004 (“Sixth Amendment”), Seventh Amendment to Lease dated October 14, 2005 (“Seventh Amendment”), Eighth Amendment to Lease dated July 19, 2010 (“Eighth Amendment”), and Ninth Amendment to Lease dated January 25, 2011 (“Ninth Amendment”) (the Original Lease together with the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment are collectively referred to herein as the “Lease”) with respect to premises more particularly described therein (“Premises”) in the building located at 5550 Prairie Stone Parkway, Hoffman Estates, Illinois commonly known as Two Park Center (the “Building”).
B.    Landlord is the successor to Original Landlord.
C.    As of the date hereof, the Premises contain 73,586 rentable square feet, consisting of 48,993 rentable square feet on the third floor of the Building, 11,092 rentable square feet on the first floor of the Building (defined in the Eighth Amendment as the “Reduced Premises”), and Suite 200 at the Building containing approximately 13,501 rentable square feet (defined in the Sixth Amendment as the “Second Floor Expansion Space”). The Term of the Lease is currently scheduled to expire December 31, 2012 (“Expiration Date”).
D.    Landlord and Tenant now desire to extend the Term of the Lease for one (1) year.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    The recitals set forth above are hereby incorporated into and made a material part of this Tenth Amendment. Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the Lease.
2.    The Term of the Lease with respect to the entire 73,586 rentable square feet in the Premises is hereby extended through December 31, 2013.
3.    Tenant shall continue to pay and perform its obligations under the Lease through the Expiration Date, as further extended and amended by this Tenth Amendment. During 2013, Tenant shall pay Base Rent for the Premises in the amount of Seventy Thousand Five Hundred Nineteen and 92/100 Dollars ($70,519.92) per month, payable monthly in advance, in accordance with the requirements of the Lease. Tenant shall continue to pay Tenant's Proportionate Share of Building Operating Expenses and Tenant's Proportionate Share of Taxes through the extended Term.
4.    Upon prior written notice to Tenant, Landlord shall continue to have the right to show the Second Floor Expansion Space to prospective tenants, provided that Landlord shall use commercially reasonable efforts to minimize disruption with Tenant's operations in the Premises. Landlord continues to reserve the right to substitute for the Second Floor Expansion Space other premises at the Building (herein referred to as the "Relocation Premises"), provided: (i) the Relocation Premises shall be similar to the Second Floor Expansion Space in square footage area, (ii) Landlord shall give Tenant at least ninety (90) days' written notice before making such change, and the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same; and (iii) Landlord shall pay directly all of the out of pocket expenses and costs associated with Landlord's relocation of the Second Floor Expansion Space to the Relocation Premises at Landlord's sole cost. In addition, at Landlord's sole cost, Landlord shall be responsible for reinstalling the Tenant's personal property and equipment in the Relocation Premises, and improving the Relocation Premises so that they are substantially similar to the Second Floor Expansion Space (including, but not limited to, cabling and network systems), and, (iv) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant waives any claim for abatement of Rent or loss of profits due to such relocation. Tenant shall cooperate with Landlord in connection with any relocation, including, without limitation, providing timely responses to any requests for review and approval of proposed plans for tenant improvements to the Relocation Premises. Upon the date of such relocation, the Second Floor Expansion Space shall be removed from the Premises, the Relocation Premises shall become and be deemed part of the Premises hereunder and all the terms, covenants and conditions of this Lease shall be applicable to the Relocation Premises. After such relocation, Landlord and Tenant, within thirty (30) days after the written request of either Landlord or Tenant, shall execute a written amendment to the Lease confirming the foregoing relocation.
5.     Tenant hereby accepts the Premises in its current "as is" condition. Tenant acknowledges that Landlord has made no agreement to alter, remodel, decorate, clean or improve the Premises or Building in connection with this Tenth Amendment.
6.    Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Tenth Amendment, other than Cushman & Wakefield and CB Richard Ellis (collectively, the “Brokers”), whose commissions shall be paid by Landlord in accordance with their separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party other than the Brokers.

7.    This Tenth Amendment sets forth the entire agreement with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In the case of any inconsistency between the provisions of this Tenth Amendment and the Lease, the provisions of this Tenth Amendment shall control to the extent necessary to resolve any inconsistency.
8.    If any provision contained in this Tenth Amendment is rendered invalid or unenforceable by a court of competent jurisdiction, it shall not affect the remaining provisions of this Tenth Amendment and the Lease, which shall remain in full force and effect.
9.    This Tenth Amendment shall not be binding until executed and delivered by both parties.

10.    This Tenth Amendment may be executed in any number of counterparts, any one of which shall be an original, but all of which together shall be one and the same instrument.
11.    As modified by this Tenth Amendment, the Lease is hereby ratified and confirmed, and shall remain in full force and effect.

(Signatures appear on following page.)

IN WITNESS WHEREOF, the parties have executed this Tenth Amendment as of the date first above written.
LANDLORD:

WELLS FUND XIII-REIT JOINT VENTURE PARTNERSHIP,
a Georgia joint venture partnership

By: WELLS REAL ESTATE FUND XIII, L.P.,
a Georgia limited partnership

By:     Wells Capital, Inc.,
a Georgia corporation,
as General Partner

    By: /s/ Randall D. Fretz
    Name: Randall D. Fretz
    Title: Sr. Vice President

By: PIEDMONT OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:    Piedmont Office Realty Trust, Inc.,
a Maryland corporation,
its sole General Partner

By: /s/ Joseph H. Pangburn
Name: Joseph H. Pangburn
Title: Senior Vice President

AIU:

AMERICAN INTERCONTINENTAL UNIVERSITY, INC.
a Georgia corporation

By: /s/ Michael Graham
Its: Michael Graham VP

REAFFIRMATION OF GUARANTY

THE UNDERSIGNED, as guarantor of Tenant's obligations under the Lease pursuant to that certain Guaranty dated March 13, 2002 (the “Guaranty”) and as of the date of this Tenth Amendment, hereby: (a) consents to this Tenth Amendment; (b) ratifies the Guaranty; (c) confirms that the Guaranty remains in full force and effect; and (d) agrees that the Guaranty includes, without limitation, all of Tenant's obligations under the Lease as amended by the Tenth Amendment.

CAREER EDUCATION CORPORATION, a
Delaware corporation

By: /s/ Michael Graham

Name: Michael Graham

Title: Exec. V.P. & C.F.O.

Date: 1/18/12